Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of MainStay VP Funds Trust of our reports dated February 24, 2022, relating to the financial statements and financial highlights for the portfolios constituting MainStay VP Funds Trust listed in Appendix A (the “Portfolios”), which appear in the Portfolios’ Annual Reports on Form N-CSR for the year ended December 31, 2021. We also consent to the references to us under the headings "Financial Statements", “Disclosure of Portfolio Holdings“, and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, NY

April 18, 2022

Appendix A

MainStay VP Funds Trust

1. MainStay VP American Century Sustainable Equity Portfolio (Formerly known as MainStay VP T. Rowe Price Equity Income Portfolio)

2. MainStay VP Balanced Portfolio

3. MainStay VP Bond Portfolio

4. MainStay VP Conservative Allocation Portfolio

5. MainStay VP CBRE Global Infrastructure Portfolio

6. MainStay VP Wellington Small Cap Portfolio

7. MainStay VP Candriam Emerging Markets Equity Portfolio

8. MainStay VP Epoch U.S. Equity Yield Portfolio

9. MainStay VP Fidelity Institutional AM® Utilities Portfolio

10. MainStay VP Floating Rate Portfolio

11. MainStay VP Equity Allocation Portfolio

12. MainStay VP Income Builder Portfolio

13. MainStay VP Indexed Bond Portfolio

14. MainStay VP IQ Hedge Multi-Strategy Portfolio

15. MainStay VP Janus Henderson Balanced Portfolio

16. MainStay VP Winslow Large Cap Growth Portfolio

17. MainStay VP Wellington U.S. Equity Portfolio

18. MainStay VP MacKay Convertible Portfolio

19. MainStay VP MacKay Government Portfolio

20. MainStay VP Wellington U.S. Equity Portfolio

21. MainStay VP MacKay High Yield Corporate Bond Portfolio

22. MainStay VP MacKay International Equity Portfolio

23. MainStay VP Wellington Mid Cap Portfolio

24. MainStay VP MacKay S&P 500 Index Portfolio (Formerly known as MainStay VP MacKay S&P 500 Index Portfolio)

25. MainStay VP Wellington Small Cap Portfolio

26. MainStay VP MacKay Strategic Bond Portfolio

27.  MainStay VP Natural Resources Portfolio

28. MainStay VP Moderate Allocation Portfolio

29. MainStay VP Growth Allocation

30. MainStay VP PIMCO Real Return Portfolio

31. MainStay VP U.S. Government Money Market Portfolio